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EXHIBIT 10(h)

STOCK PURCHASE AGREEMENT

        THIS AGREEMENT, dated as of February     , 2002, is entered into by and between CDEX, Inc., a Nevada corporation (the "Company"), and Robert Creighton (the "Investor").

        The Company and the Investor have agreed that the Company will issue and sell to the Investor certain shares of the Company's Common Stock (as defined below), as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereby agree as follows:

        SECTION 1.    Authorization of Purchased Shares

        (a)  Prior to the Closing (as defined below), the Company shall have authorized the issuance and sale of 50,000 shares of the Company's Common Stock (the "Common Stock") to the Investor.

        (b)  The obligations of the Investor as set forth herein are subject to the satisfaction of each of the following conditions and the date on which such shall occur shall be the closing hereunder ("Closing"): (i) all closing conditions set forth in Section 6 hereof; (ii) Malcolm Philips shall remain President and Chief Executive Officer of the Company and Dr. Wade Poteet shall remain a consultant to or be an employee of the Company; and (iii) any shares of the Company's common stock held by or under the control of current directors of Loch Harris, Inc., shall be either converted to non-voting shares of the Company or proxies for the voting of such shares have been provided to the Board of Directors of the Company.

        SECTION 2.    Sale and Issuance of the Purchased Shares.

        At the Closing, the Company shall sell and issue to the Investor, and the Investor shall purchase and acquire from the Company, upon the terms and conditions set forth herein, 50,000 shares of Company Common Stock (the "Purchased Shares") at a price of $25,000 (the "Purchase Price").

        SECTION 3.    Closing of Sale of Purchased Shares.

        The Closing shall take place at the Company's offices or such other place as mutually agreed. At the Closing, the Investor shall deliver to the Company two executed Signature Pages in the form annexed to this Agreement, completed and executed by the Investor, together with payment by certified or bank check or by wire transfer of the Purchase Price for the Purchased Shares and the Company shall issue and deliver to the Investor an executed stock certificate, in the form of Exhibit A attached hereto, in the amount of 50,000 shares.

        SECTION 4.    Representations and Warranties of the Company to the Investor.

        The Company hereby represents and warrants to the Investor as follows:

          (a)    Organization.    The Company is a corporation duly organized, validly existing and in good standing under the laws of State of Nevada and has all requisite corporate power and authority to own and lease its property and to carry on its business as presently conducted.

          (b)    Capitalization.

            (i)    As of the Closing, the authorized capital stock of the Company shall consist of 200,000,000 shares of Common Stock, of which approximately 80,000,000 shares shall be issued and outstanding. As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, that would, upon exercise or conversion thereof, cause the number of shares of issued and outstanding Common Stock, noted above, to exceed 80,000,000 shares. As of the date hereof, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to the Certificate of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

            (ii)  There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of Purchased Shares hereunder.

          (c)    Authorization of this Agreement and issuance of the Purchased Shares.    The execution, delivery and performance by the Company of this Agreement and issuance of the Purchased Shares have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement, and the compliance with the provisions hereof and thereof by the Company, will not:

            (i)    violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

            (ii)  conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (A) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Company is a party or under which the Company or any of its assets is bound or affected, (B) the Company's Certificate of Incorporation, or (C) the Company's By-laws; or

            (iii)  result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company.

          (d)    Consents and Approvals.    No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance of the Purchased Shares. The Company has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby.

          (e)    Securities Laws.    Based on the representations of the Investor set forth in Section 5 of this Agreement, the offer, sale and issuance of the Purchased Shares will not be in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

        SECTION 5.    Representations and Warranties of the Investor to the Company.

        The Investor represents and warrants to the Company as follows:

          (a)  The Investor will acquire the Purchased Shares for investment for the account of the Investor and not for the account of any other person, and not with a view toward resale or other distribution thereof. The Investor understands that the Purchased Shares have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Investor further understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the

  Securities Act, the certificate(s) for the Purchased Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

          The Investor understands and agrees that the Company is under no obligation to register the Purchased Shares, whether upon initial issuance or upon any transfer thereof, under the Securities Act and applicable state securities laws, and that Rule 144 may not be available as a basis for exemption from registration.

          (b)  The Investor or the Investor's representative, during the course of this transaction and prior to the purchase of the Purchased Shares, has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering, and to obtain any additional information or documents relative to the Company, its business and an investment, as the Investor has deemed necessary.

          (c)  The Investor or the Investor's representative is capable of evaluating the merits and risks of the purchase of the Purchased Shares. The Investor has the capacity to protect his or her own interests in connection with the purchase of the Purchased Shares by reason of the Investor's business or financial experience or the business or financial experience of his or her representative (who is unaffiliated with and who is not compensated by the Company or any affiliate, directly or indirectly).

          (d)  The purchase of the Purchased Shares by the Investor is consistent with his or her general investment objectives and the Investor understands that the purchase of the Purchased Shares involves a high degree of risk and there is now no established market for the Company's capital stock and there is no assurance that any public market for such stock will develop. The Investor has no present need for liquidity in connection with its purchase of the Purchased Shares. The Investor can bear the economic risks of this investment and can afford a complete loss of its investment.

          (e)  The Investor understands that the offering of the Purchased Shares hereunder is limited solely to "accredited investors," as that term is defined under Regulation D of the Securities Act. The Investor represents and warrants to the Company that the Investor is an "accredited investor", as so defined. The Investor acknowledges that he or she is a resident of the state listed in the address on the Investor's signature page hereto or, if the Investor is an entity, that the principal place of business of the Investor is in the state listed in such address.

          (f)    No person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Investor or by any agent of the Investor.

        SECTION 6.    Closing Conditions.

          (a)    Conditions to Obligations of the Investor.    It shall be a condition precedent to the obligations of the Investor hereunder to be performed at the Closing:

            (i)    All proceedings have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained.

            (ii)  All consents, permits, approvals, qualifications and/or registrations required to be obtained or effected prior to the Closing under any applicable state securities or "blue sky" laws of any jurisdiction shall have been obtained or effected.

            (iii)  The Investor shall have received the duly executed certificate representing the Purchased Shares upon receipt by the Company from the Investor of the Purchase Price, as set forth in Section 2 above.

            (iv)  All representations and warranties of the Company shall be accurate, correct and complete on the date of execution of this Agreement.

          (b)    Conditions to Obligations of the Company.    It shall be a condition precedent to the obligations of the Company hereunder to be performed at the Closing that:

            (i)    The Company shall have received the Purchase Price, as described in Section 2 above.

            (ii)  All representations and warranties of the Investor shall be accurate, correct and complete on the date hereof.

        SECTION 7    Piggyback Registration Rights.

          (a)  In the event that the Company completes an initial public offering of shares of its Common Stock or enters into a registration rights agreement with any investor in the Company, then the Company shall provide the Investor and its permitted assignee(s) with piggyback registration rights on terms reasonably acceptable to the Investor with respect to the Purchased Shares.

        SECTION 8    General Provisions.

          (a)    Remedies.    In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

          (b)    Successors and Assigns.    Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company and the Investor and the respective permitted successors and assigns of the Investor and the permitted successors and assigns of the Company. This Agreement may not be assigned by the Investor without the prior written consent of the Company.

          (c)    Entire Agreement.    This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

          (d)    Changes.    The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by duly authorized representatives of the Company and the Investor. Notwithstanding the foregoing, any right of the holder of the Purchased Shares (if other than the Investor) may be waived with the written consent of the holder of the Purchased Shares.

          (e)    Counterparts.    This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts each of which, when so executed and delivered, shall be an original but all of which together shall constitute one and the same instrument.

          (f)    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (g)    Governing Law.    The corporate law of the State of Nevada will govern all questions concerning the relative rights of the Company and the holders of its securities (including, without limitation, the Purchased Shares). All other questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

          (h)    Nouns and Pronouns.    Whenever the context may require, the singular form of names and pronouns shall include the plural and visa-versa.

*    *    *    *    *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CDEX, INC.
By:
Name:	Malcolm H. Philips Jr.
Title:	President and CEO, CDEX Inc.

INVESTOR:

[See Attached Signature Page]

SIGNATURE PAGE TO
STOCK PURCHASE AGREEMENT

        By execution of this Signature Page, the undersigned Investor agrees to be bound by the provisions of the Stock Purchase Agreement (the "Purchase Agreement") and the undersigned hereby authorizes the Company to append this Signature Page to a counterpart of the Purchase Agreement as evidence thereof. The undersigned hereby subscribes for the purchase of the Purchased Shares (as defined in the Purchase Agreement). Pursuant to Section 5(e) of the Purchase Agreement, the undersigned represents and warrants that the undersigned is an "accredited investor" under Regulation D of the Securities Act by reason of the qualifications described opposite the checked box below.

Investor:
(Signature)
(Printed Name)
Address:

Telephone No:

        The Investor is an "accredited investor" by virtue of the Investor being:

☐	(1) a natural person (not an entity) whose individual net worth, or joint net worth with his or her spouse, exceeds one million dollars ($1,000,000);
☐
(2) a natural person (not an entity) who had individual income in excess of two hundred thousand dollars ($200,000) in each of 2000 and 2001 and has a reasonable expectation of having individual income in excess of two hundred thousand dollars ($200,000) in 2002;
☐
(3) a natural person (not an entity) who had joint income with his or her spouse in excess of three hundred thousand dollars ($300,000) in each of 2000 and 2001 and has a reasonable expectation of having a joint income with his or her spouse in excess of three hundred thousand dollars ($300,000) in 2002;
☐
(4) a trust, with total assets in excess of five million dollars ($5,000,000), not formed for the specific purpose of acquiring the Note or the shares of Common Stock issuable upon conversion thereof, which is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in Company;
☐
(5) a corporation, Massachusetts or similar business trust, or a partnership, each with total assets in excess of five million dollars ($5,000,000), which was not formed for the specific purpose of acquiring the Note or the shares of Common Stock issuable upon conversion thereof; or
☐	(6) any entity in which all of the equity owners meet at least one of the criteria set forth in categories (1) through (5), above.

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EXHIBIT 10(h) STOCK PURCHASE AGREEMENT
SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT